Exhibit 10.12

UNIT SUBSCRIPTION AGREEMENT

This UNIT SUBSCRIPTION AGREEMENT (this “Agreement”) is made as of the [__] day of [____], 2022, by and between Papaya Growth Opportunity Corp. I, a Delaware corporation (the “Company”), having its principal place of business at 2201 Broadway, #750, Oakland, CA 94612, and Cantor Fitzgerald & Co. (“Cantor” or the “Subscriber”).

WHEREAS, the Company desires to sell to the Subscriber on a private placement basis (the “Offering”) an aggregate of 212,500 units (“Units”) of the Company (regardless of whether the underwriters’ over-allotment option is exercised in full), each Unit comprised of one share of Class A common stock of the Company, par value $0.0001 per share (“Common Shares”), and one-half of one warrant to purchase one share of Class A common stock (“Warrant”), for a purchase price of $2,125,000 (regardless of whether the underwriters’ over-allotment option is exercised in full), or $10.00 per Unit. The Common Shares underlying the Warrants are hereinafter referred to as the “Warrant Shares.” The Common Shares underlying the Units (excluding the Warrant Shares) are hereinafter referred to as the “Placement Shares.” The Warrants underlying the Units are hereinafter referred to as the “Placement Warrants.” The Units, Placement Shares, Placement Warrants and Warrant Shares, collectively, are hereinafter referred to as the “Securities.” Placement Warrants may be exercised only to the extent that, when aggregated with other Placement Warrants being exercised, the exercise is for a whole share or whole shares; no fractional shares shall be issuable. The exercise price for any Warrant Share shall be $11.50. Subject to the foregoing, the Placement Warrants are exercisable during the period commencing on the later of (i) twelve (12) months from the date of the completion of the Company’s initial public offering of units (the “IPO”) and (ii) 30 days following the consummation of the Company’s initial business combination (the “Business Combination”), as such term is defined in the registration statement filed in connection with the IPO, as amended at the time it becomes effective (the “Registration Statement”), and expiring on the fifth anniversary of the commencement of sales in the IPO; and

WHEREAS, the Subscriber wishes to purchase the Units from the Company and the Company wishes to accept such subscription from the Subscriber.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Subscriber hereby agree as follows:

1. Agreement to Subscribe

1.1              Purchase and Issuance of the Units. Upon the terms and subject to the conditions of this Agreement, the Subscriber hereby agrees to purchase from the Company, and the Company hereby agrees to sell to the Subscriber, on the Closing Date (as defined below), 212,500 Units at a price of $10.00 per Unit for an aggregate purchase price of $2,125,000 (the “Purchase Price”). The Purchase Price shall be paid by wire transfer of immediately available funds to the Company in accordance with the Company’s wiring instructions at least one business day prior to the date of effectiveness of the registration statement to be filed in connection with the IPO. On the Closing Date, the Company, shall either, at its option, deliver a certificate evidencing the Units purchased by the Subscriber on such date duly registered in the Subscriber’s name to the Subscriber, or effect such delivery in book-entry form.

1.2              Termination. This Agreement and each of the obligations of the undersigned shall be null and void and without effect if the Closing does not occur prior to [______], 2022.

2. Representations and Warranties of the Subscriber

The Subscriber represents and warrants to the Company that:

2.1              No Government Recommendation or Approval. The Subscriber understands that no federal or state agency has passed upon or made any recommendation or endorsement of the Company or the Offering of the Securities.

2.2              Accredited Investor. The Subscriber represents that it is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and acknowledges that the sale contemplated hereby is being made in reliance, among other things, on a private placement exemption to “accredited investors” under the Securities Act and similar exemptions under state law.

2.3              Intent. The Subscriber is purchasing the Securities solely for investment purposes, for such Subscriber’s own account (and/or for the account or benefit of its members or affiliates, as permitted, pursuant to the terms hereof), and not with a view to the distribution thereof and Subscriber has no present arrangement to sell the Securities to or through any person or entity except as may be permitted hereunder. Subscriber shall not engage in hedging transactions with regard to the Securities unless in compliance with the Securities Act.

2.4              Restrictions on Transfer. The Subscriber acknowledges and understands the Units are being offered in a transaction not involving a public offering in the United States within the meaning of the Securities Act. The Securities have not been registered under the Securities Act and, if in the future the Subscriber decides to offer, resell, pledge or otherwise transfer the Securities, such Securities may be offered, resold, pledged or otherwise transferred only (A) pursuant to an effective registration statement filed under the Securities Act, (B) pursuant to an exemption from registration under Rule 144 promulgated under the Securities Act, if available, or (C) pursuant to any other available exemption from the registration requirements of the Securities Act, and in each case in accordance with any applicable securities laws of any state or any other jurisdiction. Notwithstanding the foregoing, the Subscriber acknowledges and understands the Securities are subject to transfer restrictions as described in Section 7 hereof. The Subscriber agrees that, if any transfer of its Securities or any interest therein is proposed to be made, as a condition precedent to any such transfer the Subscriber may be required to deliver to the Company an opinion of counsel satisfactory to the Company with respect to such transfer. Absent registration or another available exemption from registration, the Subscriber agrees it will not transfer the Securities (unless otherwise permitted pursuant to the terms hereunder, as described in the Registration Statement). The Subscriber further acknowledges that because the Company is a shell company, Rule 144 may not be available to the Subscriber for the resale of the Securities until the one year anniversary following consummation of the Business Combination, despite technical compliance with the requirements of Rule 144 and the release or waiver of any contractual transfer restrictions.

2.5              Sophisticated Investor.

(i)                 The Subscriber is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Securities.

(ii)                The Subscriber is aware that an investment in the Securities is highly speculative and subject to substantial risks because, among other things, (a) the Securities are subject to transfer restrictions and have not been registered under the Securities Act and therefore cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available and (b) the Subscriber has waived its redemption rights with respect to the Securities as set forth in Section 6 hereof, and the Securities held by the Subscriber are not entitled to, and have no right, interest or claim to any monies held in the Trust Account, and accordingly the Subscriber may suffer a loss of a portion or all of its investment in the Securities. The Subscriber is able to bear the economic risk of its investment in the Securities for an indefinite period of time.

2.6              Independent Investigation. The Subscriber, in making the decision to purchase the Units, has relied upon an independent investigation of the Company and has not relied upon any information or representations made by any third parties or upon any oral or written representations or assurances from the Company, its officers, directors or employees or any other representatives or agents of the Company, other than as set forth in this Agreement. The Subscriber is familiar with the business, operations and financial condition of the Company and has had an opportunity to ask questions of, and receive answers from the Company’s officers and directors concerning the Company and the terms and conditions of the Offering and has had full access to such other information concerning the Company as the Subscriber has requested. The Subscriber confirms that all documents that it has requested have been made available and that the Subscriber has been supplied with all of the additional information concerning this investment which the Subscriber has requested.

2.7              Organization and Authority. The Subscriber is duly organized, validly existing and in good standing under the laws of the State of New York and it possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement.

2.8              Authority. This Agreement has been validly authorized, executed and delivered by the Subscriber and is a valid and binding agreement enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by equitable principles of general application and except as enforcement of rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy.

2.9              No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Subscriber of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) the Subscriber’s charter documents, (ii) any agreement or instrument to which the Subscriber is a party or (iii) any law, statute, rule or regulation to which the Subscriber is subject, or any agreement, order, judgment or decree to which the Subscriber is subject, except as would not be material to the Subscriber’s performance of its obligations hereunder.

2.10          No Legal Advice from Company. The Subscriber acknowledges it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement and the other agreements entered into between the parties hereto with the Subscriber’s own legal counsel and investment and tax advisors. Except for any statements or representations of the Company made in this Agreement and the other agreements entered into between the parties hereto, the Subscriber is relying solely on such review, counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

2.11          Reliance on Representations and Warranties. The Subscriber understands the Units are being offered and sold to the Subscriber in reliance on exemptions from the registration requirements under the Securities Act, and analogous provisions in the laws and regulations of various states, and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Subscriber set forth in this Agreement in order to determine the applicability of such provisions.

2.12          No General Solicitation. The Subscriber is not subscribing for the Units as a result of or subsequent to any general solicitation or general advertising, including but not limited to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or presented at any seminar or meeting or in a registration statement with respect to the IPO filed with the Securities and Exchange Commission (“SEC”).

2.13          Legend. The Subscriber acknowledges and agrees the certificates evidencing each of the Securities shall bear a restrictive legend (the “Legend”), in form and substance substantially as set forth in Section 4 hereof.

3. Representations, Warranties and Covenants of the Company

The Company represents and warrants to, and agrees with, the Subscriber that:

3.1              Valid Issuance of Capital Stock. The total number of shares of all classes of common stock and preferred stock which the Company has authority to issue is 130,000,000 shares of common stock and 1,000,000 shares of preferred stock (“Preferred Shares”). As of the date hereof, the Company has issued and outstanding 7,528,875 shares of Class B common stock shares (of which up to 956,250 shares are subject to forfeiture) and no Preferred Shares. All of the issued common stock of the Company have been duly authorized, validly issued, and are fully paid and non-assessable.

3.2              Title to Securities. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Warrant Agreement to be entered into by the Company and a warrant agent on the Closing Date in connection with the IPO and filed as an exhibit to the S-1 (the “Warrant Agreement”), as the case may be, each of the Units, Placement Shares, Placement Warrants and the Warrant Shares will be duly and validly issued, fully paid and non-assessable. On the date of issuance of the Units, the Warrant Shares shall have been reserved for issuance. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Warrant Agreement, as the case may be, the Subscriber will have or receive good title to the Units, Placement Shares and Placement Warrants, free and clear of all liens, claims and encumbrances of any kind resulting from actions of, or any failure to act by, the Company, other than (i) transfer restrictions hereunder and (ii) transfer restrictions under federal and state securities laws.

3.3              Organization and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own its properties and assets and to carry on its business as now being conducted.

3.4              Authorization; Enforcement. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and to issue the Securities in accordance with the terms hereof, (ii) the execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or stockholders is required, and (iii) this Agreement constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by equitable principles of general application and except as enforcement of rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy.

3.5              No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby do not (i) result in a violation of the Company’s certificate of incorporation or by-laws, (ii) conflict with, or constitute a default under any agreement or instrument to which the Company is a party or by which it is bound or (iii) violate any law statute, rule or regulation to which the Company is subject or any agreement, order, judgment or decree to which the Company is subject. Other than any SEC or state securities filings which may be required to be made by the Company subsequent to the Closing, and any registration statement which may be filed pursuant thereto, the Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or self-regulatory entity in order for it to perform any of its obligations under this Agreement or issue the Units, Placement Shares, Placement Warrants or the Warrant Shares in accordance with the terms hereof.

4. Legends

4.1              Legend. The Company will issue the Units, Placement Shares and Placement Warrants, and, when issued, the Warrant Shares, purchased by the Subscriber in the name of the Subscriber. The Securities will bear the following Legend and appropriate “stop transfer” instructions:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER THESE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THIS CORPORATION, IS AVAILABLE.”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER PURSUANT TO A UNIT SUBSCRIPTION AGREEMENT BETWEEN PAPAYA GROWTH OPPORTUNITY CORP. I AND CANTOR FITZGERALD & CO. AND MAY ONLY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF DURING THE TERM THEREOF PURSUANT TO THE TERMS SET FORTH IN THE UNIT SUBSCRIPTION AGREEMENT.”

4.2              Subscriber’s Compliance. Nothing in this Section 4 shall affect in any way the Subscriber’s obligations and agreements to comply with all applicable securities laws upon resale of the Securities.

4.3              Company’s Refusal to Register Transfer of the Securities. The Company shall refuse to register any transfer of the Securities if, in the sole judgment of the Company, such purported transfer would not be made (i) pursuant to an effective registration statement filed under the Securities Act, or (ii) pursuant to an available exemption from the registration requirements of the Securities Act and applicable state securities laws and (iii) in compliance herewith.

4.4              Registration Rights. The Subscriber will be entitled to certain registration rights which will be governed by a registration rights agreement (“Registration Rights Agreement”) to be entered into between, among others, the Subscriber and the Company, on or prior to the effective date of the Registration Statement.

5. Termination of Placement Warrants.

5.1              Failure to Consummate Business Combination. The Placement Warrants shall be terminated upon the dissolution of the Company or in the event that the Company does not consummate the Business Combination within 15 months from the completion of the IPO, which is extendable at the option of the Sponsor to up to 21 months from the completion of the Company’s initial public offering in accordance with the terms provided for in the Registration Statement.

5.2              Termination of Rights as Holder. If the Placement Warrants are terminated in accordance with Section 5.1, then after such time, the Subscriber (or its successor in interest) shall no longer have any rights as a holder of such Placement Warrants and the Company shall take such action as is appropriate to cancel such Placement Warrants. The Subscriber hereby irrevocably grants the Company a limited power of attorney for the purpose of effectuating the foregoing and agrees to take any and all measures reasonably requested by the Company necessary to effect the foregoing.

6. Waiver of Liquidation Distributions.

6.1              In connection with the Securities purchased pursuant to this Agreement, the Subscriber hereby waives any and all right, title, interest or claim of any kind in or to any distributions with respect to the Securities in connection with (i) the exercise of redemption rights in connection with the Company’s consummation of the Business Combination, or (ii) upon the Company’s redemption of Common Shares upon the Company’s failure to consummate the Business Combination within 15 months, which is extendable at the option of Papaya Growth Opportunity I Sponsor, LLC, the Company’s sponsor (the “Sponsor”), to up to 21 months from the completion of the Company’s initial public offering in accordance with the terms provided for in the Registration Statement, or the liquidation of the Company prior to the expiration of such 15 month period, which may be extended to up to 21 months from the completion of the Company’s initial public offering at the option of the Sponsor in accordance with the terms provided for in the Registration Statement; provided that nothing herein shall preclude Subscriber from (i) making any claim or seeking recourse against the funds held outside of the Trust Account, (ii) asserting any rights, including any right to redemption, that the Subscriber may have with respect to any Units or Common Shares purchased by the Subscriber in the IPO or in the aftermarket upon the same terms offered to all other purchasers of Units in the IPO or Units or Common Shares in the aftermarket in the event that the Company fails to consummate its Business Combination, (iii) seeking payment of any deferred underwriting fee due and payable pursuant to the underwriting agreement for the IPO or (iv) otherwise seeking to enforce the terms or any of the provisions of the underwriting agreement.

6.2              The Subscriber acknowledges and agrees that the stockholders of the Company are and shall be third-party beneficiaries of this Section 6.

6.3              The Subscriber agrees that, to the extent any provision of this Section 6 is ineffective as a matter of law, Subscriber has agreed to such provision for the benefit of the Company as an equitable right that shall survive any statutory disqualification or bar that applies to a legal right. The Subscriber acknowledges the receipt and sufficiency of consideration received from the Company hereunder in this regard.

7. Lock-Up Period

7.1              The Subscriber agrees that it shall not Transfer any Securities until 30 days following the Business Combination; provided, however, that Transfers of Securities are permitted (a) to the Company’s officers or directors, the Initial Stockholders, Cantor, CCM, or Cantor or CCM’s officers, directors or direct or indirect equityholders, (b) to an affiliate or immediate family member of any of the Company’s officers, directors, initial stockholders or Cantor or CCM, (c) to any member, officer or director of the Sponsor, or any immediate family member, partner, affiliate or employee of a member of the Sponsor, (d) by gift to any permitted transferee under any of the immediately preceding subsections (a) through (c), a trust, the beneficiaries of which are one or more permitted transferees under any of the immediately preceding subsections (a) through (c), or a charitable organization, (e) by virtue of laws of descent and distribution upon death of any of the Company’s officers or directors, the initial stockholders, or members of the Sponsor, or any officers, directors or direct or indirect equityholders of Cantor or CCM, (f) pursuant to a qualified domestic relations order, (g) in the event of the Company’s liquidation prior to consummation of its initial business combination, (h) by virtue of the laws of Delaware, the Sponsor’s limited liability company agreement upon dissolution of the Sponsor, the organizational documents of Cantor upon dissolution of Cantor or the organizational documents of CCM upon the dissolution of CCM, (i) subsequent to the initial Business Combination, upon and in connection with a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their common stock for cash, securities or other property, (j) subsequent to the initial Business Combination, in the event of a consolidation merger, stock exchange or similar transaction in which the company is the surviving entity that results in a change in the majority of the Company’s board of directors or management team and (k) through private sales or transfers made in connection with any forward purchase agreement or similar arrangement or in connection with the consummation of the Company’s initial Business Combination at prices no greater than the price at which the Founder Shares, Placement Shares or Warrants were originally purchased; provided, however, that in the case of clauses (a) through (f), (h) and (k) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions.

7.2              For purposes of Section 7.1, the term “Transfer” shall mean the (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder with respect to, any of the Securities, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Securities, whether any such transaction is to be settled by delivery of such Securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

7.3              In addition to the restrictions on transfer described in Section 7.1, the Subscriber acknowledges and agrees that the Units and their component parts and the related registration rights will be deemed compensation by the Financial Industry Regulatory Authority (“FINRA”) and will therefore, pursuant to FINRA Rule 5110(e)(1), be subject to lock-up for 180 days from the commencement of sales in the IPO. Additionally, the Units and their component parts and the related registration rights may not be sold, transferred, assigned, pledged or hypothecated or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the Securities by any person for a period of 180 days immediately following the commencement of sales in the IPO, except to any FINRA member participating in the IPO and the bona fide officers or partners, registered persons or affiliates of such participating FINRA member so long as the securities remain subject to the lock-up for the remainder of the period.

8. Terms of the Units and Placement Warrant

The Units and their component parts are substantially identical to the units to be offered in the IPO except that: (i) the Units and their component parts will be subject to transfer restrictions, except in limited circumstances, until 30 days following the consummation of the Business Combination, (ii) the Placement Warrants will be non-redeemable, and will be exercisable on a “cashless” basis if held by the Subscriber or its permitted transferees and will expire on the fifth anniversary of the commencement of sales in the IPO and (iii) the Units and their component parts are being purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after they are registered or an exemption from registration is available, and the restrictions described above in clause (i) have expired. The Units and the Placement Warrants will not be fungible with the public units and the public warrants (each as defined in the Registration Statement), and, once registered, will trade separately.

9. Governing Law; Jurisdiction; Waiver of Jury Trial

This Agreement shall be governed by and construed in accordance with the laws of the State of New York for agreements made and to be wholly performed within such state without regard to conflicts of laws provisions. The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby.

10. Assignment; Entire Agreement; Amendment

10.1          Assignment. Neither this Agreement nor any rights hereunder may be assigned by any party to any other person other than by the Subscriber to a person agreeing to be bound by the terms hereof, including the waiver contained in Section 7 hereof.

10.2          Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

10.3          Amendment. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

10.4          Binding upon Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and permitted assigns.

11. Notices

11.1          Notices. Unless otherwise provided herein, any notice or other communication to a party hereunder shall be sufficiently given if in writing and personally delivered or sent by facsimile or other electronic transmission with copy sent in another manner herein provided or sent by courier (which for all purposes of this Agreement shall include Federal Express or other recognized overnight courier) or mailed to said party by certified mail, return receipt requested, at its address provided for herein or such other address as either may designate for itself in such notice to the other. Communications shall be deemed to have been received when delivered personally, on the scheduled arrival date when sent by next day or 2nd-day courier service, or if sent by facsimile upon receipt of confirmation of transmittal or, if sent by mail, then three days after deposit in the mail. If given by electronic transmission, such notice shall be deemed to be delivered (a) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (b) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (1) such posting and (2) the giving of such separate notice; and (c) if by any other form of electronic transmission, when directed to the stockholder.

12. Counterparts

This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

13. Survival; Severability

13.1          Survival. The representations, warranties, covenants and agreements of the parties hereto shall survive the Closing.

13.2          Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

14. Headings.

The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

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Accepted and agreed on the date set forth above.

PAPAYA GROWTH OPPORTUNITY CORP. I

By:
Name:
Title:

Accepted and agreed on the date set forth above.

SUBSCRIBER:

CANTOR FITZGERALD & CO.

By:
Name:
Title: